EXHIBIT 99.1

Supplemental Information

Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (Loss)

(Unaudited)

	Three Months ended June 30,				Six Months ended June 30,
	2019		2018		2019		2018
Operating Income (Loss)	$562		$(12,813)		$(5,605)		$(39,460)
Acquisition related expenses, amortizations and adjustments	1,506	(1)	1,142	(7)	3,003	(10)	1,725	(13)
Stock-based compensation expense	1,454	(2)	1,784	(8)	3,313	(11)	3,603	(14)
Restructuring expenses	1,400	(3)	1,025	(9)	3,463	(12)	6,975	(15)
Deferred compensation income (expense)	683	(4)	132	(4)	2,807	(4)	(254)	(4)
Gain on contingency	(1,230)	(5)	—		(1,230)	(5)	—
Settlement income	(746)	(6)	—		(746)	(6)	—
Non-GAAP Operating Income (Loss)	$3,629		$(8,730)		$5,005		$(27,411)

(1) $0.4 million is included in total cost of sales, $0.6 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the consolidated statements of income.

(2) $0.1 million is included in total cost of sales, $0.7 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(3) $0.1 million is included in total cost of sales, $0.7 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the consolidated statements of income.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN, Inc. Deferred Compensation Program for Employees (as amended and restated as of June 1, 2010) per ASU 2016-01, all of which is included in selling, general and administrative expenses on the consolidated statement of income.

(5) Includes gain related to unearned contingent liabilities recognized upon the acquisition of a business in November 2018.

(6) Includes income related to certain freight forwarder claim settlements which were received during the three months ended June 30, 2019, all of which is included in total cost of sales on the consolidated statements of income.

(7) $0.4 million is included in total cost of sales, $0.3 million is included in selling, general and administrative expenses and $0.4 million is included in research and development expenses on the consolidated statements of income.

(8) $0.1 million is included in total cost of sales, $1.0 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(9) $0.4 million is included in total cost of sales and $0.6 million is included in selling, general and administrative expenses on the consolidated statements of income.

(10) $0.9 million is included in total cost of sales, $1.1 million is included in selling, general and administrative expenses and $1.0 is included in research and development expenses on the consolidated statements of income.

(11) $0.2 million is included in total cost of sales, $1.7 million is included in selling, general and administrative expenses and $1.4 million is included in research and development expenses on the consolidated statements of income.

(12) $0.7 million is included in total cost of sales, $1.5 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the consolidated statements of income.

(13) $0.5 million is included in total cost of sales, $0.6 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(14) $0.2 million is included in total cost of sales, $2.0 million is included in selling, general and administrative expenses and $1.4 million is included in research and development expenses on the consolidated statements of income.

(15) $2.8 million is included in total cost of sales, $2.4 million is included in selling, general and administrative expenses and $1.8 million is included in research and development expenses on the consolidated statements of income.

Reconciliation of Net Income (Loss) and Earnings (Loss) per Common Share – Basic and Diluted to Non-GAAP

Net Income (Loss) and Non-GAAP Earnings (Loss) per Common Share – Basic and Diluted

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2019	2018	2019	2018
Net Income (Loss)	$3,995	$(7,670)	$4,765	$(18,484)
Acquisition related expenses, amortizations and adjustments	1,506	1,142	3,003	1,725
Stock-based compensation expense	1,454	1,784	3,313	3,603
Restructuring expenses	1,400	1,025	3,463	6,975
Pension expense(1)	199	62	402	126
Gain on contingency	(1,230)	—	(1,230)	—
Settlement income	(746)	—	(746)	—
Gain on bargain purchase of a business	—	—	—	(11,322)
Tax effect of adjustments to net income (loss)	(714)	(927)	(2,238)	(3,033)
Non-GAAP Net Income (Loss)	$5,864	$(4,584)	$10,732	$(20,410)

Weighted average shares outstanding – basic	47,802	47,856	47,792	48,043
Weighted average shares outstanding – diluted	48,036	47,856	47,939	48,043

Earnings (loss) per common share - basic	$0.08	$(0.16)	$0.10	$(0.38)
Earnings (loss) per common share - diluted	$0.08	$(0.16)	$0.10	$(0.38)

Non-GAAP earnings (loss) per common share - basic	$0.12	$(0.10)	$0.22	$(0.42)
Non-GAAP earnings (loss) per common share - diluted	$0.12	$(0.10)	$0.22	$(0.42)

(1) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.